UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Correspondence with Registered Representatives

On January 15, 2014, CNL Growth Properties, Inc. (the “Company”) sent correspondence to registered representatives that have signed on to sell or have sold shares of the Company’s common stock in any of the Company’s public offerings notifying them that on January 14, 2014, the board of directors of the Company (the “Board”) unanimously approved $9.90 as the Company’s estimated net asset value per share of the Company’s common stock as of December 31, 2013 (the “December 2013 NAV”), and increased the price for the purchase of shares of the Company’s common stock in the Company’s second public offering (the “Offering”) from $10.84 per share to $11.00 per share (the “New Offering Price”). A copy of such correspondence and a related operational summary are collectively filed as Exhibit 99.1 to this Current Report and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934 (the “Exchange Act”).

Item 8.01	Other Events

The Company’s Valuation Policy

Effective July 30, 2013, the Company adopted a valuation policy (the “Valuation Policy”) designed to follow recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013 (the “IPA Guidelines”). The purpose of the Company’s Valuation Policy is to establish guidelines to be followed in determining the net asset value per share of its common stock for regulatory and investor reporting and on-going evaluation of investment performance. “Net asset value” means the fair value of real estate, real estate-related investments and all other assets less the fair value of total liabilities. The Company’s net asset value will be determined based on the fair value of its assets less liabilities under market conditions existing as of the time of valuation and assuming the allocation of the resulting net value among its stockholders after any adjustments for incentive, preferred or special interests, if applicable. The Company’s net asset value will be determined in a manner consistent with the definition of “fair value” under generally accepted accounting principles, primarily as set forth in Accounting Standards Codification 820.

In accordance with the Company’s Valuation Policy, the valuation committee of the Board, comprised of independent directors (the “Valuation Committee”), oversees the Company’s valuation process and engages one or more third-party valuation advisors to assist in the process of determining the net asset value per share of its common stock. Net asset value per share will be produced at least annually as of December 31 and disclosed as soon as possible after year end.

The Company will report net asset value per share in its Form 10-K, Form 10-Q, and/or Form 8-K filed with the Commission and in its annual reports sent to stockholders. The Company’s annual reports will be accompanied by disclosure text sufficient to allow participating brokers to provide information on customer account statements consistent with the requirements of NASD Notice 01-08 and FINRA Rule 2340 and for stockholders to understand the nature and quality of the valuation. The Company will also disclose its valuation policies and, to the extent practicable given the specificity of its investment portfolio, valuation procedures including the anticipated role of third-party valuation advisors, in its prospectus or any supplements thereto in connection an offering, or in other offering materials filed with the Commission.

Determination of Estimated Net Asset Value Per Share as of December 31, 2013 and New Offering Price

Background –The June 30, 2013 Valuation

In May 2013, in order to establish an offering price per share for the purchase of shares of its common stock in the Company’s Offering, the Company engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”) to conduct property level and aggregate valuation analyses and to provide a report containing, among other things, a range for the net asset value per share of the Company’s common stock as of June 30, 2013. On July 12, 2013, on the basis of the valuation report provided by CBRE Cap (the “June 2013 Valuation Report”), which indicated a reasonable range of $9.42 to $10.15 for the Company’s net asset value per share as of June 30, 2013, based on a share count of 10.5 million issued and outstanding shares of common stock, excluding any deductions for subordinated incentive fees payable to CNL Global Growth Advisors, LLC, the Company’s advisor (the “Advisor”), based on a hypothetical liquidation of the Company, the Board unanimously approved $9.76 as the estimated net asset value per share of the Company’s common stock as of June 30, 2013 (the “June 2013 NAV”), and an offering price of $10.84 per share for the Offering (the “Offering Price”). In determining $9.76 as the estimated net asset value per share, the Board considered the Company’s estimated amount of subordinated incentive fees in a hypothetical liquidation of the Company at the low and high ends of the above range of between $0.00 and $0.07 per share, respectively. The determination of the Offering Price by the Board was based on the Company’s estimated net asset value per share, plus selling commissions and marketing support fees. The Offering commenced on August 19, 2013, and will terminate no later than the earlier of (i) the date on which the maximum offering amount of $200 million in shares of common stock has been sold, or (ii) April 11, 2014.

The December 2013 Valuation and New Offering Price

In December 2013, the Valuation Committee and the Board considered the merits of establishing a December 2013 NAV, and concluded that an updated valuation as of December 31, 2013 would be in the best interests of the Company and its stockholders going forward by establishing a regular, annual year-end schedule for determination of the net asset value of the Company’s common shares as recommended by the IPA Guidelines. In addition, the Valuation Committee and the Board believe that the establishment of a year-end share valuation may be useful for purposes of (i) providing existing investors and brokers an indication of the estimated value of the Company’s shares based on its acquisitions to date and current portfolio of properties; and (ii) furnishing potential new investors and broker-dealers with updated information regarding the Company’s performance and assets, and thereby facilitating a better understanding of the Company.

In view of CBRE Cap’s familiarity with the Company’s business model and portfolio of assets, the Valuation Committee and the Board deemed it to be in the best interests of the Company and its stockholders to engage CBRE Cap to conduct property level and aggregate valuation analyses of the Company as of December 31, 2013 and to provide a valuation report containing, among other things, a range for the Company’s December 2013 NAV. Based on the results of its analyses, and on information provided to CBRE Cap from the Advisor, CBRE Cap prepared and provided to the Valuation Committee a report dated January 11, 2014 containing, among other information, a range of values for the Company’s common stock as of December 31, 2013 (the “December 2013 Valuation Report”).

On January 14, 2014, upon its receipt and review of the December 2013 Valuation Report, the Valuation Committee met and concluded that CBRE Cap’s proposed range for the Company’s December 2013 NAV was reasonable, and recommended to the Board that it adopt $9.90 as the Company’s estimated December 2013 NAV, which value falls within the range determined by CBRE Cap in the December 2013 Valuation Report. At a special meeting of the Board held on January 14, 2014, on the basis of the December 2013 Valuation Report and the recommendation of the Valuation Committee, the Board unanimously approved $9.90 as the Company’s estimated December 2013 NAV, and increased the Offering Price for the purchase of shares of the Company’s common stock in the Offering from $10.84 per share to $11.00 per share (the “New Offering Price”). The New Offering Price is based on the Board’s December 2013 NAV, plus selling commissions and marketing support fees, as contemplated in the Offering.

CBRE Cap is not responsible for the determination of the June 2013 NAV or the December 2013 NAV; and CBRE Cap did not participate in the determination of the Offering Price or the New Offering Price.

Valuation Methodologies

In preparation of the December 2013 Valuation Report, CBRE Cap held discussions with the Advisor and senior management of the Company and conducted or commissioned such other appraisals, investigations, research, review and analyses as CBRE Cap deemed necessary. In preparing the December 2013 Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor and senior management;

•	reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company’s senior management, its Advisor, and its joint venture partners;

•	commissioned proprietary individual restricted-use appraisals (“MAI Appraisals”) and performed analyses and studies for each property;

•	conducted or reviewed CBRE proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable; and

•	reviewed the Company’s reports filed with the Commission, including (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”) and the Current Report on Form 8-K dated August 8, 2013 which updated certain items in the 2012 10-K to reflect Gwinnett Center as discontinued operations including the audited financial statements contained therein, (ii) the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, and the unaudited financial statements contained therein, and (iii) the Company’s other Current Reports on Form 8-K filed with the Commission between October 1, 2013 and January 3, 2014.

MAI Appraisals of all of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, a CBRE affiliate that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. Discreet values were assigned to each property in the Company’s portfolio.

As of December 31, 2013, the Company owned interests in 12 real estate properties consisting of 11 multifamily properties through joint venture arrangements that were either recently developed or under development, and one office building complex held for sale. As a result, the Company’s real estate properties were categorized into three classifications: operating assets, development projects and assets held for sale. The Board considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in the December 2013 Valuation Report:

Operating Assets. Discounted cash flow analyses were created for the Company’s recently developed, fully operational multifamily properties utilizing an assumed holding period of four years from the date of acquisition. Future operating cash flows for the operating properties were estimated utilizing historical cash flows from realized rents, with assumptions regarding stabilization for properties not yet stabilized.

Development Projects. Discounted cash flow analyses were also calculated for each of the Company’s multifamily development projects assuming a holding period of four years from the date of acquisition. Future free cash flow generated by each development project was estimated utilizing the development budgets and cash flow projections for each development project, which were prepared by the respective projects’ joint venture development partners in conjunction with the Company’s Advisor and senior management.

Estimated future cash flows of the operating properties and the development projects were adjusted for the properties’ respective joint venture arrangements (after debt service and the repayment of debt) in order to reflect the Company’s economic interest in each asset. In addition, the estimated future cash flows assume a hypothetical sale of the properties and liquidation of the joint ventures in accordance with the governing agreements at the end of the holding periods described. For purposes of these calculations, CBRE Cap did not deduct disposition costs and fees and debt prepayment penalties, if any, for purposes of determining the estimated value of the Company’s interests, as recommended by the IPA Guidelines.

Assets Held For Sale. CBRE Cap arrived at an estimated value of $15.8 million for the Company’s office building complex located in Duluth, Georgia (the “Gwinnett Center”), the Company’s asset held for sale, based on a recent third party letter of intent received by the Company. CBRE Cap utilized the purchase price of $15.8 million within the letter of intent and deducted current debt on the property of approximately $8 million, to derive an equity value of $7.8 million for the Gwinnett Center. For further information regarding the sale of the Gwinnett Center, see, “Purchase and Sale Agreement Executed for Sale of the Gwinnett Center” in this Item 801, below.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated net asset value per share was designed to follow recommendations in the IPA Guidelines.

In reaching estimated valuation ranges for the Company’s portfolio, CBRE Cap created a valuation range for each operating asset and each development project by varying the discount rate utilized and the terminal capitalization rate for each. CBRE Cap set the range at 50 basis points on the discount rate, and 25 basis points on the terminal capitalization rate of each asset, which represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges. A 5% decrease in the discount rate has a positive $0.12 impact on the net asset value per share; and a 5% increase in the discount rate has a negative $0.13 impact on the net asset value per share.

As the basis for the discount rates applied, CBRE Cap estimated the Company’s cost of equity using the capital asset pricing model (“CAPM”). A terminal capitalization rate, derived from the MAI Appraisals prepared for each of the operating assets and development projects and checked for reasonableness by CBRE Cap, was utilized to calculate terminal value at stabilization in the final year of the analysis. Terminal capitalization rates varied by asset based on the specific geographic location and other relevant factors.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of the Company’s operating assets and development properties:

TABLE OF MAJOR INPUTS

Assumptions	Amount(1)
Discount rate	11.50%
Terminal capitalization rate	6.32%
Holding period(2)	4 years

(1)	Represents the weighted average rate utilized in determining mid-point values.
(2)	A holding period of four years from the date of the acquisition of the property was assumed for valuation purposes.

In its December 2013 Valuation Report, CBRE Cap included an estimate of the December 31, 2013 value of the Company’s assets other than real estate and its liabilities other than mortgage debt, including cash and select other assets net of accounts payable, and other accrued expenses and other liabilities. Such values were estimated by the Company’s Advisor and senior management using the most recently available internal balance sheet, adjusted for an estimate of activity through December 31, 2013.

The December 2013 Valuation Report contained analyses of indicative values, including a range for the Company’s net asset value per share of $9.65 to $10.18 as of December 31, 2013, excluding any deductions for subordinated incentive fees payable to the Company’s Advisor in a hypothetical liquidation. Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in the December 2013 Valuation Report, the Board determined the Company’s net asset value to be approximately $152.4 million, after subordinated incentive fees payable to the Company’s Advisor in a hypothetical liquidation, or

$9.90 per share, based on a share count of approximately 15.4 million shares issued and outstanding as of December 31, 2013, such values falling within the range of values contained in the December 2013 Valuation Report. In determining $9.90 as the estimated net asset value per share, the Board considered the estimated amount of subordinated incentive fees in a hypothetical liquidation of the Company at the low and high ends of this range of between $0.00 and $0.03 per share, respectively.

As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the net asset value and net asset value per share estimates as of December 31, 2013.

Table of Value Estimates for Components of Net Asset Value

(As of December 31, 2013)

(Approx. $ in 000’s, except per share figures)

	Value	Per Share
Present value of equity in operating assets, development projects, and assets held for sale	$121,241	$7.88
Cash and cash equivalents	34,118	2.22
Other assets	1,953	0.12
Accounts payable and other accrued expenses	(3,239)	(0.21)
Other liabilities	(1,427)	(0.09)

Net asset value before incentive fees	$152,645	$9.92

Subordinated incentive fees payable to the advisor(1)	(261)	(0.02)

December 2013 NAV	$152,384	$9.90

(1)	Assumes a hypothetical liquidation event at this valuation date and for this valuation amount.

The December 2013 NAV represents a 1.4% increase as compared to the June 2013 NAV. The aggregate estimated value of the Company’s operating assets, development projects and assets held for sale exceeds the Company’s aggregate amount of equity invested in such assets as of December 31, 2013.

Additional Information Regarding the Valuation, Limitations of Estimated Share Value, and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor, senior members of management and CBRE Cap reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

The December 2013 Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2013, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated net asset value per share. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Board in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The December 2013 Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with

CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the December 2013 Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated net asset value per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated net asset value per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s net asset value per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The estimated December 2013 NAV was determined the Board at a special meeting held on January 14, 2014. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Company currently expects to update and announce its estimated net asset value per share at least annually.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms. CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the December 2013 Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Other than the June 2013 Valuation Report and the December 2013 Valuation Report, the Company has not engaged CBRE Cap for any other services during the past two years, however, the Company engaged an affiliate of CBRE to assist the Company with the sale of the Gwinnett Center. In addition, during the past two years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Company’s Advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated net asset value. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of its Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Stockholder Rescission Rights for Certain Subscriptions Processed at the New Offering Price

Subscriptions for shares of the Company’s common stock in the Offering that are date-stamped as received by the Company’s transfer agent, DST Systems, Inc., after 3:00 p.m. (CST) on January 15, 2014 will be processed at the New Offering Price. Until 3:00 p.m. (CST) January 31, 2014, the Company will offer investors whose subscription agreements are received by the Company’s transfer agent after 3:00 p.m. (CST) January 15, 2014, the right to request the rescission of their purchases processed at the New Offering Price.

Effect of December 2013 NAV and New Offering Price on the Company’s Redemption Plan

The Company’s Amended and Restated Redemption Plan, effective as of August 16, 2013 (the “Redemption Plan”) provides eligible stockholders with limited, interim liquidity for their shares of the Company’s common stock prior to such time, if any, that the Company’s common stock is listed on a national stock exchange or quoted on an over-the-counter market or national market system (“Listing”). Under the Redemption Plan, shares of common stock that have been held for at least one year may be submitted for redemption. Generally and subject to certain restrictions described in the Redemption Plan, the Company may repurchase shares at an amount equal to the Company’s estimated net asset value per share as published from time to time in the Company’s filings with the Commission. Accordingly, the redemption price for shares of the Company’s common stock which are redeemed after January 15, 2014 will be an amount equal to the December 2013 NAV, or $9.90 per share, until such time as revised by the Company’s Board (the “Redemption Price”).

The foregoing notwithstanding, the Redemption Price shall in no event exceed an amount (the “Redemption Cap”) equal to the lesser of (x) the current public offering price for shares of the Company’s common stock during the period of any on-going public offering, or $11.00 per share for shares of the Company’s common stock which are redeemed after January 15, 2014, or (y) the purchase price paid by the stockholder (the “Stockholder Purchase Price”). Generally, for purposes of determining the Redemption Cap, the Stockholder Purchase Price would be deemed to be an amount equal to (i) $10.00 per share with respect to shares purchased in the Company’s first public offering or issued as a stock distribution prior to July 1, 2013; (ii) $10.84 per share with respect to shares purchased in the current Offering or issued as a stock distribution after June 30, 2013 and before January 16, 2014; or (iii) $11.00 per share with respect to shares purchased in the current Offering or issued as a stock distribution after January 15, 2014, until such time revised by the Company’s Board. The Company’s Redemption Plan is limited in the aggregate amount of shares redeemable, and may be amended or canceled at any time. The Company is under no obligation to redeem any shares pursuant to the Redemption Plan.

Effect of December 2013 NAV and New Offering Price on the Company’s Distribution Reinvestment Plan

As of the date of this Current Report, the Company has declared only stock distributions and no shares of the Company’s common stock have been issued to stockholders pursuant to the Company’s Amended and Restated Distribution Reinvestment Plan, effective as of August 16, 2013 (the “Distribution Reinvestment Plan”). However, under the terms of the Distribution Reinvestment Plan, the purchase prices for shares of the Company’s common stock would be offered at a 5% discount from the New Offering Price, or at $10.45 per share. After the Offering terminates and prior to Listing, the purchase price for shares under the DRP will be an amount determined by the Board, which shall not be less than 95% of the fair market value of the shares as of the reinvestment date, as such fair market value is determined by the Board. The Company’s Distribution Reinvestment Plan will remain inoperative until such time, if any, that the Company declares cash distributions.

Communications with Stockholders

A copy of the correspondence to be furnished to the Company’s stockholders regarding the Company’s estimated December 2013 NAV and New Offering Price is filed with this Current Report as Exhibit 99.2. Pursuant to the rules and regulations of the Commission, the information in Exhibit 99.2 is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Purchase and Sale Agreement Executed for Sale of the Gwinnett Center

On January 14, 2014, the Company entered into a purchase and sale agreement for the sale of the Gwinnett Center to an unrelated third party at a price of $15.8 million. The sale of the Gwinnett Center is subject to numerous customary conditions, and it is anticipated that the sale of the Gwinnett Center will be consummated by the end of the Company’s first quarter of 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Correspondence dated January 15, 2014 to Registered Representatives Regarding the Company’s Estimated December 2013 NAV and New Offering Price.

99.2	Form of Letter to the Company’s Stockholders Regarding Estimated December 2013 NAV and New Offering Price.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its shares, including the limited number of investments made; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of the Company’s net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2014		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations